Exhibit 10.1.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “First Amendment”) dated as of March 9, 2011 is by and between PAYLOCITY CORPORATION, an Illinois corporation with its principal place of business at 3850 North Wilke Road, Arlington Heights, Illinois 60004 (the “Borrower”) and COMMERCE BANK & TRUST COMPANY, a Massachusetts banking corporation with its office at 386 Main Street, Worcester, Massachusetts 01608 (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower and the Lender entered into a Loan and Security Agreement dated as of May 5, 2009 (the “Agreement”); and

WHEREAS, the Borrower has requested that the Lender restructure the Loans; and

WHEREAS, the Lender is willing to restructure the Loans and make certain amendments to the Agreement and the Loan Documents, subject to the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, the parties hereto, each in consideration of the acts and promises of the other and for other good and valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged by each, agree as follows:

1.                                      Amendments to the Agreement.

a.                                      The definitions of the “Notes” in Sections 1.1.1 and 1.1.2 of the Agreement are restated to read as follows:

“1.1.1 up to the face amount of a Promissory Note of the Borrower to the Lender dated March 9, 2011 in the amount of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) (as may be amended, restated or renewed from time to time, the “Term Note”); and

1.1.2 up to the face amount of a Revolving Line of Credit Note of the Borrower to the Lender dated March 9, 2011 in the amount of TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($2,500,000.00) (as may be amended, restated or renewed from time to time, the “Revolving Line of Credit Note”) (the Term Note and the Revolving Line of Credit Note are collectively referred to hereafter as the “Notes”),”

b.                                      The definition of “Debt Service Coverage Ratio” in Section 2.5 is amended to add non-cash stock compensation expense to the numerator.

c.                                       Section 5.12 of the Agreement, with respect to the EBITDA covenant, is restated to read as follows:

“5.12 To achieve a sum of EBITDA plus non-cash stock compensation expense of not less than $500,000.00 for the fiscal year ending June 30, 2011 and for each fiscal year thereafter; and”

d.                                      Provided the Borrower and the Guarantors have performed all of their respective obligations to the Lender and there exists no Event of Default under the Agreement, the Lender will increase the Revolving Line of Credit Note from $2,500,000.00 to $3,500,000.00 as of September 9, 2012, and the Borrower will then execute and deliver to the Lender its new Revolving Line of Credit Note in that amount.

2.                                      Representations and Warranties.  The Borrower represents and warrants that:

a.                                      no Event of Default pursuant to the Agreement has occurred and is continuing, and no event has occurred and is continuing that, but for the giving of notice or the passage of time or both, would constitute an Event of Default; and

b.                                      each of the representations and warranties contained in Section 4 of the Agreement is true and correct in all material respects as if made on and as of the date hereof except to the extent any such representation and warranty pertains to a specific date other than the date hereof.

3.                                      Ratification of Obligations.  All Obligations of the Borrower to the Lender are hereby ratified and confirmed.

4.                                      Ratification by Guarantors.  Each of Steven I. Sarowitz, Daniel L. Miller and Paylocity Management Holdings, LLC (collectively the “Guarantors”) hereby consents to the foregoing and acknowledges that his or its Guaranty dated as of May 5, 2009 with respect to all obligations of the Borrower to the Lender (a) remains in all respects valid, binding and enforceable, (b) is not subject to counterclaim, defenses or offset, and (c) is hereby ratified and confirmed.

5.                                      Acknowledgements.  Each of the Borrower and the Guarantors hereby acknowledges and agrees that it or he has no claim, cause of action, defense, right of setoff, right of recoupment or counterclaim against the Lender with respect to the Agreement, any other Financing Instruments or the Obligations as of the date hereof.

6.                                      Bringdown.  The Borrower hereby certifies to the Lender that:

a.                                      since May 5, 2009 to and including the date hereof, there have been no amendments to or changes in the By-Laws or Articles of Organization of the Borrower as delivered to the Lender on or about May 5, 2009;

b.                                      nothing has occurred which would lead the Secretary of the State of Illinois to refuse to issue certificates of legal existence and good standing as of the date of this First Amendment;

c.                                       all taxes required to be paid or withheld and deposited by the Borrower as of the date of this First Amendment have been paid or withheld;

d.                                      except as provided on Exhibit A attached hereto, there has been no change in the directors, officers and shareholders (or their holdings) of the Borrower since May 5, 2009 to and including the date of this First Amendment; and

e.                                       the resolutions adopted by the Borrower and attached to a Secretary’s Certificate dated as of and delivered to the Lender on or about May 5, 2009 have not been rescinded or amended, remain in full force and effect and are effective with respect to this First Amendment.

7.                                      Capitalized Terms.  All capitalized terms not otherwise defined herein shall have the same meanings set forth in the Agreement.

8.                                      Entire Agreement.  The Agreement, as hereby amended, shall remain in full force and effect pursuant to its terms and provisions as set forth herein.

IN WITNESS WHEREOF, the parties hereto executed this First Amendment to Loan Agreement as an instrument under seal as of the date first written above.

COMMERCE BANK & TRUST COMPANY

	By:	/s/ David J. Costello
Witness	Name:	David J. Costello
	Title:	Senior Vice President

PAYLOCITY CORPORATION

/s/Dan L. Miller	By:	/s/Peter McGrail
Witness	Its	CFO

/s/Peter McGrail	/s/Steven I. Sarowitz
Witness	Steven I. Sarowitz

/s/Peter McGrail	/s/Dan L. Miller
Witness	Daniel L. Miller

PAYLOCITY MANAGEMENT HOLDINGS, LLC

/s/Peter McGrail	By:	/s/Steven I. Sarowitz
Witness		Its Manager

EXHIBIT A

Steve Sarowitz, a shareholder of Paylocity Management Holdings LLC, sold 1,689,050 Common Shares representing a small portion of his holdings to Adams Street Partners for $2,500,000 during December 2010.

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